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Exhibit 11. Statement re computation of per share earnings
(dollars in thousands, except per share amounts)
(unaudited)


                                  --------------------------------------------------------------------------------
                                                                Three Months Ended,
                                  --------------------------------------------------------------------------------
                                              March 31, 2000                           March 31, 1999
                                  ---------------------------------------   --------------------------------------
                                                 Weighted        Per                      Weighted        Per
                                                  Average       Share                      Average       Share
                                    Income        Shares       Amount         Income       Shares       Amount
                                  ------------ ------------- ------------   ----------- --------------------------

Basic Earnings per
   Common Share
Income available to
   common shareholders                 $1,890          6,583       $0.29        $2,286          7,206       $0.32
                                                             ============                             ============

Effect of Dilutive Shares
Options issued to
   management                               -             27                         -             43
                                  ------------ --------------               ----------- --------------

Diluted Earnings per
   Common Share                        $1,890          6,610       $0.29        $2,286          7,249       $0.32
                                  ============ ============= ============   =========== ============== ===========

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